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                                  EXHIBIT NO. 2.3

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
                  ECO-SYSTEMS MARKETING CORPORATION (4/28/1997)



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FILED
THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
??? 10 1997                (After Issuance of Stock)
C139-93                ECO-SYSTEMS MARKETING CORPORATION
-------------
/s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

     We the undersigned, Donald L. Trapp, President and Cherie Larson, Secretary of Eco-Systems Marketing Corporation do hereby certify:

     That the Board of Directors of said corporation as a meeting duly convened, held on the 28th day of April, 1997, adopted a resolution to amend the original articles as follows:

     Article Four is hereby amended to read:

          "The corporation shall be authorized to issue two classes of stock, namely, common stock and preferred stock. The number of common shares is Ten Million (10,000,000) shares with a par value of 1 Mil ($.001) per share and the number of preferred shares is One Million (1,000,000) shares with a par value of 1 Mil ($.001) per share."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100%; that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                 /s/ Donald L. Trapp
                                            ----------------------------
June 4, 1997                                Donald L. Trapp, President

                                                /s/ Cherie Larson
                                            ---------------------------
                                            Cherie Larson, Secretary




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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
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State of       California
        ----------------------------

County of      Marin
         ---------------------------

On June 4, 1997 before me,          N.MOSHIRI, NOTARY PUBLIC
  --------------          -----------------------------------------------------
                           Name and Title of Officer (e.g., "Jane Doe, Notary Public")

personally appeared              Donald L. Trapp & Cherie Larson
                   ------------------------------------------------------------
                                    Name(s) of Signer(s)

                               /x/ personally known to me
                               / / proved to me on the basis of satisfactory
                                   evidence

                               to be the person(s) whose name(s) is/are
                               subscribed to the within instrument and
                               acknowledged to me that he/she/they executed the
-----------------------------  same their authorized capacity(ies), and that by
N. MOSHIRI                     their signature(s) on the instrument the
NOTARY PUBLIC - CALIFORNIA     person(s), or the entity upon behalf of which the
MARIN COUNTY                   person(s) acted, executed the instrument.
MY COMM. EXPIRES SEP 28, 1997
-----------------------------


                               WITNESS my hand and official seal.

                                          /s/ N. Moshiri
                               ------------------------------------------------
                                      Signature of Notary Public

----------------------------------- OPTIONAL ----------------------------------
Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:    Certificate of Amendment to Articles of Inc.
                          -----------------------------------------------------

Document Date:    6-4,1997                         Number of Pages:    One
              -----------------------------------                  ------------

Signer(s) Other Than Named Above:                      None
                                 ----------------------------------------------

CAPACITY(IES) CLAIMED BY SIGNER(S)

Signer's Name:                           Signer's Name:
              ------------------------                 ------------------------

/ / Individual                           / / Individual
/X/ Corporate Office                     / / Corporate Office
/ / Title(s): President & Secretary      / / Title(s):
             -------------------------                -------------------------
/ / Partner -- / / Limited / / General   / / Partner -- / / Limited / / General
/ / Attorney-in-fact                     / / Attorney-in-fact
/ / Trustee                              / / Trustee
/ / Guardian or Conservator              / / Guardian or Conservator
/ / Other:                               / / Other:
          ------------ RIGHT THUMBPRINT           ------------ RIGHT THUMBPRINT
                          OF SIGNER                               OF SIGNER
    ------------------ ----------------     ------------------ ----------------
                         Top of thumb                             Top of thumb
Signer Is Representing:      here        Signer Is Representing:     here
Eco-Systems
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Marketing
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Corporation             ----------------                        ----------------
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